Exhibit 99.1

bioAffinity Technologies CFO to Depart for New Opportunity; J. Michael Edwards to Return as Interim CFO

Edwards held CFO position at bioAffinity for nine years, leading Company through successful IPO

SAN ANTONIO, TX (Aug. 23, 2024) – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company focused on the need for noninvasive tests for the detection of early-stage cancer, today announced that Michael Dougherty has resigned as Chief Financial Officer to accept a CFO position in the Pacific Northwest in the energy industry.

J. Michael Edwards, who served as bioAffinity’s consulting CFO from 2014 to 2023 and oversaw the Company’s initial public offering in 2022, will serve as interim CFO until a permanent CFO is appointed. Dougherty will continue to serve in the role of CFO until Sept. 15, 2024, and will assist in the transition.

“We expect a seamless transition given the strong team and financial processes that Mike Dougherty has put in place and Michael Edwards’ extensive experience as bioAffinity’s previous CFO,” bioAffinity Technologies President and CEO Maria Zannes said. “During his tenure, Mike Dougherty played an important role in the acquisition of Precision Pathology Laboratory Services and the growth in adoption of CyPath® Lung, our noninvasive test for lung cancer. Mike has made significant contributions to bioAffinity’s success and is leaving us in good hands. We wish him the very best in his future endeavors.”

“I am grateful for the opportunity to work for bioAffinity Technologies and support its mission for the early detection of lung cancer. I’m proud of our accomplishments and leave with mixed emotions for this unexpected opportunity in the Pacific Northwest closer to home and family,” Dougherty said. “I have every confidence in the team we built and the financial planning and processes we implemented. I know this team will ensure the ongoing success of the Finance Department.”

Edwards has more than 25 years of experience in corporate finance and accounting. Previously, he served as CFO of CytoBioscience, Inc. and OncoVista Innovative Therapies, Inc. He is a certified public accountant and holds an MBA from The University of Texas McCombs School of Business.

bioAffinity Technologies will initiate a search for a permanent CFO immediately.

About CyPath® Lung

CyPath® Lung uses proprietary advanced flow cytometry and artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. Automated data analysis helps determine if cancer is present or if the patient is cancer-free. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. Clinical study results demonstrated that CyPath® Lung had 92% sensitivity, 87% specificity and 88% accuracy in detecting lung cancer in patients at high risk for the disease who had small lung nodules less than 20 millimeters. Diagnosing and treating early-stage lung cancer can improve outcomes and increase patient survival. For more information, visit www.cypathlung.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding a seamless transition given the strong financial team and processes, the ongoing success of the Finance Department and Edwards’ expected contributions to the Company. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability to successfully transition from one CFO to another and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

Investor Relations

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447) or 407-491-4498

BIAF@redchip.com